Exhibit 99

Marine Products Corporation Announces Date for

Release of Fourth Quarter and Year-End 2013

Financial Results and Conference Call

ATLANTA, January 10, 2014 – Marine Products Corporation (NYSE: MPX) announced today that it will release its financial results for the fourth quarter and year ended December 31, 2013 on Wednesday, January 29, 2014 before the market opens. In conjunction with its earnings release, the Company will host a conference call to review the Company's financial and operating results on Wednesday, January 29, 2014 at 8:00 a.m. Eastern Time.

Individuals wishing to participate in the conference call should dial (888) 481-2844 or (719) 457-2085 for international callers, and use conference ID# 6631335. For interested individuals unable to join via telephone, the call also will be broadcast and archived for 90 days on the Company's investor website at www.marineproductscorp.com. Interested parties are encouraged to click on the webcast link 10-15 minutes prior to the start of the conference call.

Marine Products Corporation (NYSE: MPX) designs, manufactures and distributes premium-branded Chaparral sterndrive and inboard pleasure boats; Premiere Sport Yachts; and Robalo sport fishing boats, and continues to diversify its product line through product innovation and is prepared to consider strategic acquisition targets. With premium brands, a solid capital structure, and a strong independent dealer network, Marine Products Corporation is prepared to capitalize on opportunities to increase its market share and to generate superior financial performance to build long-term shareholder value. For more information on Marine Products Corporation visit our website at www.marineproductscorp.com.

For information about Marine Products Corporation or this event, please contact:

Ben Palmer

Chief Financial Officer

(404) 321-7910

irdept@marineproductscorp.com

Jim Landers

Vice President, Corporate Finance

(404) 321-2162

jlanders@marineproductscorp.com